Exhibit 99.1

Paycom Software, Inc. Reports Third Quarter 2024 Results

Third Quarter Revenues of $452 million, up 11% from the comparable prior year period

Third Quarter GAAP Net Income of $73 million, representing 16% of total revenues, or $1.31 per diluted share

Third Quarter Non-GAAP Net Income of $93 million, or $1.67 per diluted share

Third Quarter Adjusted EBITDA of $171 million, representing 38% of total revenues

OKLAHOMA CITY – October 30, 2024 – (BUSINESS WIRE) – Paycom Software, Inc. (“Paycom,” “we” and “our”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter ended September 30, 2024.

“We posted solid third quarter results and continue to make significant progress toward full-solution automation,” said Paycom founder, CEO and chairman, Chad Richison. “We already have the most automated solution in the industry and continue to deliver even stronger ROI to our clients.”

Financial Highlights for the Third Quarter of 2024

Total Revenues of $451.9 million represented a 11.2% increase compared to total revenues of $406.3 million in the same period last year. Recurring revenues of $445.0 million increased 11.6% from the comparable prior year period and constituted 98.5% of total revenues.

GAAP Net Income was $73.3 million, or $1.31 per diluted share, compared to GAAP net income of $75.2 million, or $1.30 per diluted share, in the same period last year.

Non-GAAP Net Income1 was $93.4 million, or $1.67 per diluted share, compared to $102.4 million, or $1.77 per diluted share, in the same period last year.

Adjusted EBITDA1 was $171.3 million, compared to $165.6 million in the same period last year.

Cash and Cash Equivalents were $325.8 million as of September 30, 2024, compared to $294.0 million as of December 31, 2023. During the quarter ended September 30, 2024, Paycom paid $21.0 million in cash dividends and repurchased 303,245 shares of common stock for $44.0 million, in the aggregate.

Total Debt was $0 as of September 30, 2024 and December 31, 2023.

1Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share are non-GAAP financial measures. Please see the discussion below under the heading “Use of Non-GAAP Financial Information” and the reconciliations at the end of this release for additional information concerning these and other non-GAAP financial measures.

Financial Outlook

Paycom provides the following expected financial guidance for the quarter and the year ending December 31, 2024.

Quarter Ending December 31, 2024:

Total Revenues in the range of $477 million to $484 million.

Adjusted EBITDA in the range of $184.5 million to $191.5 million.

Year Ending December 31, 2024:

Total Revenues in the range of $1.866 billion to $1.873 billion.

Adjusted EBITDA in the range of $745 million to $752 million.

We have not reconciled the forward-looking adjusted EBITDA ranges presented above and discussed on the teleconference call to net income, nor the forward-looking adjusted EBITDA margins and forward-looking non-GAAP effective income tax rate discussed on the teleconference call to comparable GAAP measures, because applicable information for future periods, on which these reconciliations would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, non-cash stock-based compensation expense and other items. Accordingly, reconciliations of the forward-looking adjusted EBITDA ranges to net income, the forward-looking adjusted EBITDA margins to net income margin, and the forward-looking non-GAAP effective income tax rate to the GAAP effective income tax rate are not available at this time without unreasonable effort.

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release and on the related teleconference call, including adjusted EBITDA, non-GAAP net income, adjusted gross profit, adjusted gross margin, adjusted sales and marketing expenses, adjusted total administrative expenses, adjusted research and development expenses, adjusted total research and development costs, adjusted EBITDA margin and non-GAAP effective income tax rate. Management uses these non-GAAP financial measures as supplemental measures to review and assess the performance of our core business operations and for planning purposes. We define (i) adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and any loss on the extinguishment of debt, (ii) non-GAAP net income as net income plus non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and any loss on the extinguishment of debt, all of which are adjusted for the effect of income taxes, (iii) adjusted gross profit as gross profit plus applicable non-cash stock-based compensation expense, (iv) adjusted gross margin as gross profit plus applicable non-cash stock-based compensation expense, divided by total revenues, (v) each adjusted expense item as the GAAP expense amount less applicable non-cash stock-based compensation expense, (vi) adjusted total research and development costs as total research and development costs (including the capitalized portion) less applicable non-cash stock-based compensation (including the capitalized portion), (vii) adjusted EBITDA margin as adjusted EBITDA (calculated as described in clause (i)) divided by total revenues, and (viii) non-GAAP effective income tax rate as the provision for income taxes plus the income tax effect on non-GAAP adjustments divided by non-GAAP net income (calculated as described in clause (ii)) plus the provision for income taxes and the income tax effect on non-GAAP adjustments. The non-GAAP financial measures presented in this press release and discussed on the related teleconference call provide investors with greater transparency to the information used by management in its financial and operational decision-making. We believe these metrics are useful to investors because they facilitate comparisons of our core business operations across periods on a consistent basis, as well as comparisons with the results of peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. In addition, adjusted EBITDA is a measure that provides useful information to management about the amount of cash available for reinvestment in our business, paying dividends, repurchasing common stock and other purposes. Management believes that the non-GAAP measures presented in this press release and discussed on the related teleconference call, when viewed in combination with our results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our business and performance.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for net income, gross profit, gross margin, research and development expenses, sales and marketing expenses, administrative expenses, total research and development costs and GAAP effective income tax rate. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation, or as a substitute for the consolidated statements of income data prepared in accordance with GAAP. The non-GAAP financial measures that we present may not be comparable to similarly titled measures of other companies, and other companies may not calculate such measures in the same manner as we do.

Conference Call Details

In conjunction with this announcement, Paycom will host a conference call today, October 30, 2024, at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (833) 470-1428 (domestic) or (404) 975-4839 (international) and provide 167182 as the access code. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com.

About Paycom

For 25 years, Paycom Software, Inc. (NYSE: PAYC) has simplified businesses and the lives of their employees through easy-to-use HR and payroll technology to empower transparency through direct access to their data. And thanks to its industry-first solution, Beti®, employees now do their own payroll and are guided to find and fix costly errors before payroll submission. From onboarding and benefits enrollment to talent management and more, Paycom’s software streamlines processes, drives efficiencies and gives employees power over their own HR information, all in a single app. Recognized nationally for its technology and workplace culture, Paycom can now serve businesses of all sizes in the U.S. and internationally.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that refer to Paycom’s estimated or anticipated results, other non-historical facts or future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources, dividends and liquidity; competition; trends, opportunities and risks affecting our business, industry and financial results; future expansion or growth plans and potential for future growth, including internationally; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenues generated by certain applications; the return on investment for users of our solution; our ability to attract and retain qualified employees and key personnel; future regulatory, judicial and legislative changes; how certain factors affecting our performance correlate to improvement or deterioration in the labor market; our plan to open additional sales offices and our ability to effectively execute such plan; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; our plans regarding our capital expenditures and investment activity as our business grows, including with respect to research and development and the expansion of our facilities; our plans to pay cash dividends; our plans to repurchase shares of our common stock through a stock repurchase plan; and our expected income tax rate for future periods. In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “should,” “will,” “would,” and similar expressions or the negative of such terms or other comparable terminology. These forward-looking statements are based only on information currently available to us, speak only as of the date hereof and are subject to business and economic risks. As such, our actual results could differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those discussed in our most recent Annual Report on Form 10-K. We do not undertake any obligation to update or revise the forward-looking statements to reflect events that occur or circumstances that exist after the date on which such statements were made, except to the extent required by law.

Paycom Software, Inc.

Unaudited Consolidated Balance Sheets

(in thousands, except per share amounts)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$325,757	$294,025
Accounts receivable	20,576	16,442
Prepaid expenses	45,979	37,613
Inventory	1,331	1,383
Income tax receivable	10,341	18,391
Deferred contract costs	134,270	118,206
Current assets before funds held for clients	538,254	486,060
Funds held for clients	1,439,651	2,327,366
Total current assets	1,977,905	2,813,426
Property and equipment, net	553,597	498,197
Intangible assets, net	47,183	50,112
Goodwill	51,889	51,889
Long-term deferred contract costs	753,290	680,272
Operating lease right-of-use assets	77,958	73,762
Other assets	30,708	29,881
Total assets	$3,492,530	$4,197,539
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$35,044	$13,875
Accrued commissions and bonuses	23,377	30,492
Accrued payroll and vacation	49,495	56,086
Deferred revenue	28,885	22,812
Operating lease liabilities	20,124	19,236
Accrued expenses and other current liabilities	63,110	64,066
Current liabilities before client funds obligation	220,035	206,567
Client funds obligation	1,439,648	2,328,076
Total current liabilities	1,659,683	2,534,643
Deferred income tax liabilities, net	140,228	143,750
Long-term deferred revenue	113,371	107,657
Long-term operating lease liabilities	60,660	56,713
Other long-term liabilities	53,936	51,740
Total long-term liabilities	368,195	359,860
Total liabilities	2,027,878	2,894,503
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value (100,000 shares authorized, 62,924 and 62,675 shares issued at September 30, 2024 and December 31, 2023, respectively; 55,885 and 56,528 shares outstanding at September 30, 2024 and December 31, 2023, respectively)	629	627
Additional paid-in capital	697,892	724,493
Retained earnings	1,795,476	1,469,981
Accumulated other comprehensive earnings (loss)	(180)	(1,039)
Treasury stock, at cost (7,039 and 6,147 shares at September 30, 2024 and December 31, 2023, respectively)	(1,029,165)	(891,026)
Total stockholders’ equity	1,464,652	1,303,036
Total liabilities and stockholders’ equity	$3,492,530	$4,197,539

Paycom Software, Inc.

Unaudited Consolidated Statements of Comprehensive Income

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues
Recurring	$445,002	$398,763	$1,367,298	$1,237,706
Implementation and other	6,932	7,540	22,029	21,373
Total revenues	451,934	406,303	1,389,327	1,259,079
Cost of revenues
Operating expenses	70,818	55,600	201,939	163,302
Depreciation and amortization	17,535	13,341	48,929	38,299
Total cost of revenues	88,353	68,941	250,868	201,601
Administrative expenses
Sales and marketing	104,477	101,162	326,865	311,171
Research and development	63,047	51,864	175,927	143,651
General and administrative	70,642	71,827	92,610	213,397
Depreciation and amortization	20,541	15,608	57,229	44,660
Total administrative expenses	258,707	240,461	652,631	712,879
Total operating expenses	347,060	309,402	903,499	914,480
Operating income	104,874	96,901	485,828	344,599
Interest expense	(789)	(222)	(2,353)	(1,661)
Other income (expense), net	4,229	5,362	14,025	17,549
Income before income taxes	108,314	102,041	497,500	360,487
Provision for income taxes	35,036	26,822	109,065	101,456
Net income	$73,278	$75,219	$388,435	$259,031
Earnings per share, basic	$1.31	$1.30	$6.90	$4.48
Earnings per share, diluted	$1.31	$1.30	$6.89	$4.46
Weighted average shares outstanding:
Basic	55,929	57,825	56,307	57,871
Diluted	55,964	57,966	56,365	58,056
Comprehensive earnings:
Net income	$73,278	$75,219	$388,435	$259,031
Unrealized net gains on available-for-sale securities	101	1,232	1,256	2,047
Tax effect	24	(420)	(397)	(525)
Other comprehensive income, net of tax	125	812	859	1,522
Comprehensive earnings:	$73,403	$76,031	$389,294	$260,553

Paycom Software, Inc.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net income	$388,435	$259,031
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	106,158	82,959
Accretion of discount on available-for-sale securities	(112)	(387)
Non-cash marketing expense	1,202	1,263
Gain on disposition of property and equipment	(12)	(33)
Amortization of debt issuance costs	831	946
Stock-based compensation expense	(45,514)	96,383
Loss on extinguishment of debt	—	1,222
Deferred income taxes, net	(3,827)	3,889
Other	(97)	18
Changes in operating assets and liabilities:
Accounts receivable	(4,134)	7,295
Prepaid expenses	(7,970)	(8,845)
Inventory	869	375
Other assets	(1,657)	(8,262)
Deferred contract costs	(84,413)	(87,604)
Accounts payable	13,088	(8,131)
Income taxes, net	8,050	(5,187)
Accrued commissions and bonuses	(7,115)	(8,016)
Accrued payroll and vacation	(6,591)	(3,863)
Deferred revenue	11,787	10,902
Net change in operating right-of-use assets and operating lease liabilities	639	882
Accrued expenses and other current liabilities	3,896	15,732
Net cash provided by operating activities	373,513	350,569
Cash flows from investing activities
Purchases of investments from funds held for clients	(24,926)	(25,000)
Proceeds from investments from funds held for clients	200,000	25,000
Purchases of property and equipment	(141,549)	(135,709)
Proceeds from sale of property and equipment	13	67
Net cash provided by (used in) investing activities	33,538	(135,642)
Cash flows from financing activities
Repurchases of common stock	(122,801)	(74,994)
Withholding taxes paid related to net share settlements	(14,415)	(12,620)
Dividends paid	(63,687)	(43,367)
Net change in client funds obligation	(888,428)	(306,063)
Payment of debt issuance costs	—	(649)
Net cash used in financing activities	(1,089,331)	(437,693)
Decrease in cash, cash equivalents, restricted cash and restricted cash equivalents	(682,280)	(222,766)
Cash, cash equivalents, restricted cash and restricted cash equivalents
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	2,422,760	2,409,095
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$1,740,480	$2,186,329

Paycom Software, Inc.

Unaudited Consolidated Statements of Cash Flows, continued

(in thousands)

	Nine Months Ended September 30,
	2024	2023
Reconciliation of cash, cash equivalents, restricted cash and restricted cash equivalents
Cash and cash equivalents	$325,757	$484,028
Restricted cash included in funds held for clients	1,414,723	1,702,301
Total cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$1,740,480	$2,186,329

Supplemental disclosures of cash flow information:
Non-cash investing and financing activities:
Purchases of property and equipment, accrued but not paid	$3,640	$8,011
Stock-based compensation for capitalized software	$13,850	$11,529
Right of use assets obtained in exchange for operating lease liabilities	$17,507	$21,023

Paycom Software, Inc.

Unaudited Reconciliations of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income to adjusted EBITDA:
Net income	$73,278	$75,219	$388,435	$259,031
Interest expense	789	222	2,353	1,661
Provision for income taxes	35,036	26,822	109,065	101,456
Depreciation and amortization	38,076	28,949	106,158	82,959
EBITDA	147,179	131,212	606,011	445,107
Non-cash stock-based compensation expense	24,156	33,198	(45,514)	96,383
Loss on extinguishment of debt	—	1,222	—	1,222
Adjusted EBITDA	$171,335	$165,632	$560,497	$542,712
Net income margin	16.2%	18.5%	28.0%	20.6%
Adjusted EBITDA margin	37.9%	40.8%	40.3%	43.1%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income to non-GAAP net income:
Net income	$73,278	$75,219	$388,435	$259,031
Non-cash stock-based compensation expense	24,156	33,198	(45,514)	96,383
Loss on extinguishment of debt	—	1,222	—	1,222
Income tax effect on non-GAAP adjustments	(4,016)	(7,263)	(11,020)	(17,347)
Non-GAAP net income	$93,418	$102,376	$331,901	$339,289

Weighted average shares outstanding:
Basic	55,929	57,825	56,307	57,871
Diluted	55,964	57,966	56,365	58,056

Earnings per share, basic	$1.31	$1.30	$6.90	$4.48
Earnings per share, diluted	$1.31	$1.30	$6.89	$4.46
Non-GAAP net income per share, basic	$1.67	$1.77	$5.89	$5.86
Non-GAAP net income per share, diluted	$1.67	$1.77	$5.89	$5.84

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Earnings per share to non-GAAP net income per share, basic:
Earnings per share, basic	$1.31	$1.30	$6.90	$4.48
Non-cash stock-based compensation expense	0.43	0.57	(0.81)	1.67
Loss on extinguishment of debt	—	0.02	—	0.02
Income tax effect on non-GAAP adjustments	(0.07)	(0.12)	(0.20)	(0.31)
Non-GAAP net income per share, basic	$1.67	$1.77	$5.89	$5.86

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Earnings per share to non-GAAP net income per share, diluted:
Earnings per share, diluted	$1.31	$1.30	$6.89	$4.46
Non-cash stock-based compensation expense	0.43	0.57	(0.81)	1.66
Loss on extinguishment of debt	—	0.02	—	0.02
Income tax effect on non-GAAP adjustments	(0.07)	(0.12)	(0.19)	(0.30)
Non-GAAP net income per share, diluted	$1.67	$1.77	$5.89	$5.84

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Adjusted gross profit:
Total revenues	$451,934	$406,303	$1,389,327	$1,259,079
Less: Total cost of revenues	(88,353)	(68,941)	(250,868)	(201,601)
Total gross profit	363,581	337,362	1,138,459	1,057,478
Plus: Non-cash stock-based compensation expense	3,873	2,868	11,027	8,606
Total adjusted gross profit	$367,454	$340,230	$1,149,486	$1,066,084
Gross margin	80.5%	83.0%	81.9%	84.0%
Adjusted gross margin	81.3%	83.7%	82.7%	84.7%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Adjusted sales and marketing expenses:
Sales and marketing expenses	$104,477	$101,162	$326,865	$311,171
Less: Non-cash stock-based compensation expense	(3,303)	(6,851)	(13,599)	(18,367)
Adjusted sales and marketing expenses	$101,174	$94,311	$313,266	$292,804

Total revenues	$451,934	$406,303	$1,389,327	$1,259,079
Sales and marketing expenses as a % of revenues	23.1%	24.9%	23.5%	24.7%
Adjusted sales and marketing expenses as a % of revenues	22.4%	23.2%	22.5%	23.3%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Adjusted total administrative expenses:
Total administrative expenses	$258,707	$240,461	$652,631	$712,879
Less: Non-cash stock-based compensation expense	(20,283)	(30,330)	56,541	(87,777)
Adjusted total administrative expenses	$238,424	$210,131	$709,172	$625,102

Total revenues	$451,934	$406,303	$1,389,327	$1,259,079
Total administrative expenses as a % of revenues	57.2%	59.2%	47.0%	56.6%
Adjusted total administrative expenses as a % of revenues	52.8%	51.7%	51.0%	49.6%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Adjusted research and development expenses:
Research and development expenses	$63,047	$51,864	$175,927	$143,651
Less: Non-cash stock-based compensation expense	(7,571)	(5,617)	(20,716)	(17,514)
Adjusted research and development expenses	$55,476	$46,247	$155,211	$126,137

Total revenues	$451,934	$406,303	$1,389,327	$1,259,079
Research and development expenses as a % of revenues	14.0%	12.8%	12.7%	11.4%
Adjusted research and development expenses as a % of revenues	12.3%	11.4%	11.2%	10.0%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Total research and development costs:
Capitalized research and development costs	$33,362	$26,578	$94,394	$70,809
Research and development expenses	63,047	51,864	175,927	143,651
Total research and development costs	$96,409	$78,442	$270,321	$214,460

Total revenues	$451,934	$406,303	$1,389,327	$1,259,079
Total research and development costs as a % of revenues	21.3%	19.3%	19.5%	17.0%

Adjusted total research and development costs:
Total research and development costs	$96,409	$78,442	$270,321	$214,460
Less: Capitalized non-cash stock-based compensation	(5,053)	(3,777)	(13,850)	(11,529)
Less: Non-cash stock-based compensation expense	(7,571)	(5,617)	(20,716)	(17,514)
Adjusted total research and development costs	$83,785	$69,048	$235,755	$185,417

Total revenues	$451,934	$406,303	$1,389,327	$1,259,079
Adjusted total research and development costs as a % of revenues	18.5%	17.0%	17.0%	14.7%

Paycom Software, Inc.

Unaudited Components of Non-Cash Stock-Based Compensation Expense

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Non-cash stock-based compensation expense:
Operating expenses	$3,873	$2,868	$11,027	$8,606
Sales and marketing	3,303	6,851	13,599	18,367
Research and development	7,571	5,617	20,716	17,514
General and administrative	9,409	17,862	(90,856)	51,896
Total non-cash stock-based compensation expense	$24,156	$33,198	$(45,514)	$96,383

Contact

Paycom Software, Inc.

Investor Relations Contact:

James Samford, 800-580-4505

investors@paycom.com

Source: Paycom Software, Inc.